Exhibit 99.1

IMPORTANT INFORMATION REGARDING CASH OR STOCK ELECTION IN CONNECTION WITH RAND CAPITAL CORPORATION’s (Nasdaq: RAND) DIVIDEND PAYABLE ON JANUARY 24, 2025

Shareholders can elect to receive cash or stock for Rand Capital Corporation’s Q4 2024 Dividend

December 17, 2024

On December 5, 2024, the Board of Directors of Rand Capital Corporation (“Rand”) declared a dividend of $4.20 per share (the “Dividend”), which represents an aggregate dividend to shareholders of approximately $10.8 million. The Dividend will be paid in the aggregate combination of 20% in cash and 80% in newly issued shares of our common stock on or about January 24, 2025 to shareholders of record as of December 16, 2024.

Each shareholder will have the right to elect to receive the Dividend in cash or shares of our common stock by completing and returning the Election Form included with this notice. Only 20% of the total Dividend paid to all shareholders will be paid in cash. If after the shareholders have completed their elections, the total portion of the Dividend to be paid to shareholders electing to receive cash exceeds 20% of the total Dividend, each such shareholder electing to receive cash will receive a pro-ratable portion of the total cash to be distributed and the remaining portion of the Dividend payable to such shareholders will be paid in our common stock.

Certain Treasury regulations and Internal Revenue Service (the “IRS”) guidance provide that dividends paid by an entity that is treated as a publicly offered regulated investment company for U.S. federal income tax purposes, such as us, that are payable in cash or in stock at the election of a shareholder are taxable to the shareholder regardless of whether the dividend is paid in cash, stock or a combination of both. Based on this guidance, for U.S. federal income tax purposes, the Dividend will generally be reported by us to the IRS as a distribution taxable as a dividend, subject to certain amounts that may be reported as exempt from tax to the extent paid to a non-U.S. shareholder as discussed below.

The number of shares of our common stock to be issued to shareholders receiving all or a portion of the Dividend in shares of our common stock will be based on the volume-weighted average price per share of our common stock on the Nasdaq Capital Market on December 11, 12 and 13, 2024, which was $22.301. As such, approximately 388,806 shares of common stock are expected to be issued by Rand pursuant to the Dividend.

Enclosed is an election form that you must complete and deliver to Continental Stock Transfer & Trust Company by 5:00 p.m., Eastern Time, on January 7, 2025 (the “Election Deadline”).

Election forms must be delivered on or before the Election Deadline to be effective. Shareholders who do not return a timely and properly completed election form before the Election Deadline will be deemed to have made an election to receive all of the Dividend in cash, subject to proration if the total amount of cash elected by all shareholders exceeds 20% of the total Dividend.

THE ELECTION

You may elect to receive the Dividend in the form of cash or shares of common stock by choosing one of the election options on the accompanying Election Form, subject to the 20% limit on cash distributions described elsewhere in this notice:

●	Cash Election. You elect to receive payment of all of the Dividend in cash.

●	Stock Election. You elect to receive payment of all of the Dividend in the form of shares of our common stock.

1 Source: FactSet

Rand Capital Dividend Election Option

December 17, 2024

Your election may be limited by the cash limit described elsewhere in this notice, and you may not receive all cash to the extent these limits require that a different allocation be made to you. We will pay cash in lieu of issuing any fractional shares of our common stock in connection with the Dividend.

For any given share of our common stock, an election with respect to the Dividend may be made only by the holder of record of that share as of the close of business on December 16, 2024, which is the record date for the Dividend.

To elect payment in cash or shares of common stock, you must complete and sign the enclosed Election Form and deliver it to Continental Stock Transfer & Trust Company, the transfer agent, at the address below, no later than the Election Deadline. At any time before the Election Deadline, you may change your election by timely delivery to the transfer agent of a properly completed and later-dated Election Form.

If you hold shares of Rand’s common stock through a bank, broker or nominee, please contact this bank, broker, or other nominee and inform it of the election that it should make on your behalf. If you do not (or your bank, broker, or other nominee does not on your behalf) timely return a properly completed Election Form by the Election Deadline, you will have been deemed to have made an election to receive your Dividend in cash, subject to proration if the total amount of cash elected by all shareholders exceeds 20% of the total Dividend.

The method of delivery of the Election Form to Continental Stock Transfer & Trust Company, the transfer agent, is at your option and risk, and the delivery will be deemed made only when actually received by the transfer agent. In all cases, sufficient time should be allowed to ensure timely delivery. The submission of an Election Form with respect to the Dividend will constitute your representation and warranty that you have full power and authority to make such election.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance by us of the Election Form will be resolved by us, in our sole discretion and our determination as to the resolution of any such questions shall be final and binding on all parties. We reserve the absolute right to reject, in our sole discretion, any and all Election Forms determined by us not to be in proper form, not timely received, ineligible or otherwise invalid or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the Election Form submitted by any particular shareholder, whether or not similar defects or irregularities are waived in the case of other shareholders. No valid election will be deemed to have been made until all defects and irregularities have been cured or waived to our satisfaction. Neither we, nor the transfer agent, nor any other person will be under any duty to give notification of any defects or irregularities in any Election Form or incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the Dividend will be final and binding.

All shares of common stock issued as part of the Dividend will be issued only in book-entry form for registered shareholders. As soon as administratively possible after the payment date for the Dividend, the transfer agent will issue and mail to each of our shareholders of record that is a recipient of shares of our common stock in the Dividend a statement listing the number of shares of our common stock credited to such shareholder’s book-entry account and a payment check or direct deposit for any cash to which such shareholder is entitled.

For each of those shareholders who holds through a bank, broker, or other nominee, the shares of our common stock and cash to which such shareholder is entitled will be delivered by the transfer agent through The Depository Trust Company to such shareholder’s bank, broker, or other nominee. The bank, broker or other nominee will then allocate the shares and cash into such shareholder’s individual account.

Rand Capital Dividend Election Option

December 17, 2024

Completed Election Forms must be delivered to our transfer agent, Continental Stock Transfer & Trust Company, no later than 5:00 p.m., Eastern Time, on January 7, 2025, in the enclosed envelope in accordance with the following delivery instructions:

By Regular Mail, Overnight Courier or Hand Delivery:

Continental Stock Transfer & Trust Company
ATTN: HENRY FARRELL
1 State Street, 30th Floor

New York, N.Y. 10004

If you are a shareholder of record and need additional information about completing the attached Election Form or other matters relating to the Dividend, please contact Continental Stock Transfer & Trust Company by phone at 212.509.4000, or by email at cstmail@continentalstock.com, or online at https://www.continentalstock.com/contact/.

EFFECT OF CASH LIMIT

The total amount of cash payable for the Dividend is limited to 20% of the aggregate amount of the total Dividend, not including any cash payments in lieu of fractional shares. If a sufficient number of shareholders elect to receive their Dividend in the form of common stock, all shareholders who elect cash will receive their entire Dividend in cash in accordance with their election.

However, if satisfying all shareholder elections would result in the payment of cash in excess of the 20% cash limit, then the total amount of cash will be allocated on a pro rata basis among those shareholders who elected to receive cash. As a result, if you elect to receive the Dividend in the form of cash, you likely will not receive the entire Dividend in the form of cash. Instead, you will receive a portion of the Dividend to which you are entitled in cash and the remainder of the Dividend in excess of a shareholder’s pro rata share of the total amount of cash to be distributed in the Dividend will be paid in the form of shares of our common stock (subject to the payment of cash in lieu of any fractional shares). If you elect to receive cash, in no event will you receive less than 20% of your aggregate Dividend in cash.

All cash payments to which a shareholder may be entitled will be rounded to the nearest penny. The number of shares of our common stock to be issued to shareholders receiving all or a portion of the Dividend in shares of our common stock will be based on the volume-weighted average price per share of our common stock on the Nasdaq Capital Market on December 11, 12 and 13, 2024.

U.S. FEDERAL INCOME TAXATION CONSIDERATIONS

The following summary of U.S. federal income tax considerations regarding the Dividend is based on current law and is for general information only and is not tax advice. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular holders of our common stock in light of their personal investment or tax circumstances.

U.S. Federal Income Tax Consequences of the Dividend

For purposes of the following discussion, a U.S. shareholder is a beneficial owner of our common stock who, for U.S. federal income tax purposes, is:

●	a citizen or resident of the United States;

Rand Capital Dividend Election Option

December 17, 2024

●	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or of any state or under the laws of the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust (a) whose administration is under the primary supervision of a U.S. court and with respect to which one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has in force a valid election (under applicable Treasury Regulations) to be treated as a U.S. person.

A “non-U.S. shareholder” is a beneficial owner of our common stock who is neither a U.S. shareholder nor a partnership for U.S. federal income tax purposes (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding our common stock, and persons holding interests in such partnerships, should each consult their own tax advisors.

The tax consequences of the Dividend will depend on a shareholder’s particular tax circumstances. Holders of our common stock are urged to consult their tax advisors regarding the specific federal, state, local, and non-U.S. income and other tax consequences of the Dividend.

Taxation of United States Shareholders

Distributions we pay to U.S. shareholders from our ordinary income or from an excess of net short-term capital gain over net long-term capital loss (together referred to hereinafter as “ordinary income dividends”) are generally taxable to shareholders as ordinary income to the extent of our earnings and profits. Provided that certain holding period and other requirements are met, such distributions (if properly reported by us) may qualify (i) for the dividends received deduction available to corporations, but only to the extent that our income consists of dividend income from U.S. corporations and (ii) in the case of individual shareholders, as qualified dividend income eligible to be taxed at long-term capital gain rates to the extent that we receive qualified dividend income (generally, dividend income from taxable domestic corporations and certain qualified foreign corporations).

Distributions made to a U.S. shareholder from an excess of net long-term capital gain over net short-term capital loss (“capital gain dividends”), are taxable as long-term capital gain if they have been properly reported by us, regardless of the length of time the shareholder has owned our common stock. Generally, following the end of each taxable year, shareholders will be provided with a written notice of the amount of any ordinary income dividends and capital gain dividends or other distributions. Distributions in excess of our earnings and profits will first reduce the adjusted tax basis of the shareholder’s shares and, after the adjusted tax basis is reduced to zero, will constitute capital gain to the shareholder (assuming the shares are held as a capital asset).

Each U.S. shareholder will receive a blank IRS Form W-9 along with this notice. All U.S. shareholders should provide a completed copy of IRS Form W-9 when submitting the Election Form. Failure to provide a completed copy of the IRS Form W-9 may result in backup withholding with respect to the Dividend at a rate of 24%. A U.S. shareholder will be subject to backup withholding if such U.S. shareholder is not otherwise exempt and such U.S. shareholder:

●	fails to furnish the U.S. shareholder’s taxpayer identification number (“TIN”), which, for an individual, ordinarily is his or her social security number;

●	furnishes an incorrect TIN;

Rand Capital Dividend Election Option

December 17, 2024

●	is notified by the IRS that the U.S. shareholder has failed properly to report payments of interest or dividends; or

●	fails to certify, under penalties of perjury, on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or a suitable substitute form (or other applicable certificate), that the U.S. shareholder has furnished a correct TIN and that the IRS has not notified the U.S. shareholder that the U.S. shareholder is subject to backup withholding.

U.S. shareholders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

Taxation of Non-United States Shareholders

In general, distributions of our “investment company taxable income” to non-U.S. shareholders generally are subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current or accumulated earnings and profits unless an applicable exception applies. However, no withholding will be required with respect to such distributions if (i) the distributions are properly reported to shareholders as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Internal Revenue Code of 1986, as amended (the “Code”) for such dividends and (iii) certain other requirements are satisfied. No assurance can be provided that any of our distributions will qualify for this exemption. If such distributions are effectively connected with the conduct of a trade or business in the United Stated (a “U.S. trade or business”) by the non-U.S. shareholder (and, if a treaty applies, are attributable to a permanent establishment maintained in the United States by the non-U.S. shareholder), we will not be required to withhold U.S. federal tax if the non-U.S. shareholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. Special certification requirements apply to a non-U.S. shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.

Distributions of our net capital gains to a non-U.S. shareholder if properly reported by us as capital gain dividends will not be subject to U.S. federal income tax unless the distributions are effectively connected with a U.S. trade or business of the non-U.S. shareholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. shareholder in the United States) or, in the case of an individual, the non-U.S. shareholder was present in the United States for 183 days or more during the taxable year and certain other conditions are met.

The amount of distributions that the we pay to any non-U.S. shareholder will be reported to the non-U.S. shareholder and to the IRS annually on an IRS Form 1042-S, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific income tax treaty or agreement to the tax authorities of the country in which the non-U.S. shareholder resides. However, a non-U.S. shareholder generally will not be subject to backup withholding and certain other information reporting with respect to the Dividend, provided that we do not have actual knowledge or reason to know that such non-U.S. shareholder is a “United States person,” within the meaning of the Code, and the non-U.S. shareholder has established that it is a non-U.S. shareholder or otherwise established an exemption from backup withholding. A non-U.S. shareholder generally will be entitled to credit any amounts withheld under the backup withholding rules against the non-U.S. shareholder’s U.S. federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner. Enclosed with this notice for each non-U.S. shareholder is a copy of a blank IRS Form W-8BEN and Form W-8BEN-E. Each non-U.S. shareholder should provide a completed copy of the appropriate Form W-8BEN, W-8BEN-E, or other appropriate Form W-8 when submitting the Election Form.

Rand Capital Dividend Election Option

December 17, 2024

Legislation commonly referred to as the “Foreign Account Tax Compliance Act” of the “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and financial information associated with the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on certain payments to certain foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% owner that is a specified U.S. person or provides the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a beneficial owner and the status of the intermediary through which it holds our common stock, a beneficial owner could be subject to this 30% withholding tax with respect to dividends with respect to our common stock. Under certain circumstances, a non-U.S. shareholder might be eligible for refunds or credit of such taxes.

Non-U.S. shareholders should consult their own tax advisors with respect to the U.S. federal income tax and withholding tax consequences of the Dividend in light of their own unique circumstances.

This summary is general in nature and was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer. Each shareholder should seek advice based on such shareholder’s particular circumstances from an independent tax advisor.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us, that is available over at http://www.sec.gov. This information is also available on our website at www.randcapital.com.